UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 11, 2017

CAT9 Group Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55365	47-2912810
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Yudong Miaoshitai #46-9, Banan District, Chongqing, China

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

86 023 6293 2061

(ISSUER TELEPHONE NUMBER)

 N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry into a Material Definitive Agreement

On September 11, 2017, Chongqing CAT9 Industrial Co. Ltd, the operating subsidiary of CAT9 Group Inc. (the “Company”) entered into an multi-party Agreement (the “Agreement”) with Changde Changling Agriculture Science and Technology Development Co, Ltd and Peng Haixiong, an individual citizen of the PRC China.

The Agreement between the three parties outlines the mutual cooperation whereby Chongqing CAT9 Industrial Co. Ltd. as described in the Agreement is known as Party A, Changde Changling Agriculture Science and Technology Development Co, Ltd known within the Agreement as Party B, and Peng Haixiong, known within the Agreement as Party C, agree to develop a planting base for acer truncatum trees. The Company is entitled to 51% of the project, Changde Changling Agriculture Science and Technology Development Co, Ltd is entitled to 40% and Peng Haixiong, is entitled to 9%.

Further details of the Agreement are filed herewith as exhibit 10.5, the Agreement and exhibit 10.6 with English translation.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits

(d) Exhibits:

Exhibit No.	Document
10.5 10.6	Agreement with multi-parties, dated September 11, 2017, English translation Agreement with multi-parties, dated September 11, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAT9 Group Inc.

By: /s/ Wenfa “Simon” Sun

Wenfa “Simon” Sun.

President, Chief Executive Officer,

and Chairman of the Board of Directors

By: /s/ MeiHong “Sanya” Qian

MeiHong “Sanya” Qian.

Chief Financial Officer, Secretary

Date:  September 13, 2017

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